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                                                                    Exhibit 23.2



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Source Information Management Company
St. Louis, Missouri

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (Nos. 333-16039, 333-64080 and 333-64082) of The Source Information Management Company of our report dated April 13, 2001, relating to the combined financial statements of International Periodical Distributors Group included in this Form 8-K/A.


/s/ BDO Seidman, LLP
--------------------
St. Louis, Missouri
August 13, 2001